Exhibit 3.4
Amended and restated Bylaws
of
TomoTherapy Incorporated

i

ii

iii

Article 1
Identification
     1.1 Name. The corporation’s name is TomoTherapy Incorporated (the “corporation”).
     1.2 Principal and Business Offices. The corporation may have such principal and other business offices, either within or outside the state of Wisconsin, as the board of directors may designate or as the corporation’s business may require from time to time.
     1.3 Registered Agent and Office. The corporation’s registered agent may be changed from time to time by or under the authority of the board of directors. The address of the corporation’s registered office may be changed from time to time by or under the authority of the board of directors, or by the registered agent. The business office of the corporation’s registered agent shall be identical to the registered office. The corporation’s registered office may be, but need not be, identical with the corporation’s principal office in the State of Wisconsin.
     1.4 Place of Keeping Corporate Records. The records and documents required by law to be kept by the corporation permanently shall be kept at the corporation’s principal office.
Article 2
Shareholders
     2.1 Annual Meeting. The annual shareholders’ meeting shall be held on the first Friday in April of each year at 10:00 a.m., or at such other date and time as may be fixed by or under the authority of the board of directors, for the purpose of electing directors and transacting such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday in Wisconsin, the meeting shall be held on the next succeeding business day.
     2.2 Special Meetings. A special meeting of the shareholders may be called only by (i) the board of directors or (ii) the chief executive officer and shall be called by the chief executive officer upon the demand, to the extent required by the Wisconsin Business Corporation Law and in accordance with this Section 2.2, of the holders of record of shares representing 10% or such other percentage of all the votes entitled to be cast on any issue proposed to be considered at the special meeting as may be specified as the minimum percentage of votes necessary for one or more shareholders to hold in order for such shareholder or shareholders to be entitled to demand a special meeting under the Wisconsin Business Corporation Law (the “Minimum Shareholder Percentage”).
          (a) In order that the corporation may determine the shareholders entitled to demand a special meeting, the board of directors may fix a record date to determine the shareholders entitled to make such a demand (the “Demand Record Date”). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the board of directors and shall not be more than ten days after the date upon which the resolution fixing the Demand Record Date is adopted by the board of directors. Any shareholder of record seeking to have shareholders demand a special meeting shall, by sending written notice to the secretary of the corporation by hand or by certified or registered mail, return receipt requested, request the board of directors to fix a Demand Record Date. The board of directors shall promptly, but in all events within ten days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the board of directors within ten days after the date on which such request is received by the secretary, the Demand Record Date shall be the tenth (10th) day after the first date on which a valid written request to set a Demand Record Date is received by the secretary. To be valid, such written request shall set forth the purpose or purposes for which the special meeting is to be held, shall be signed by one or more shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative) and shall set forth all information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a shareholder’s notice described in paragraph (b) of Section 2.14 of these bylaws.
          (b) In order for a shareholder or shareholders to demand a special meeting, a written demand or demands for a special meeting by the holders of record as of the Demand Record Date of shares representing at least the Minimum Shareholder Percentage of all the votes entitled to be cast on any issue proposed to be considered at the special meeting must be delivered to the corporation. To be valid, each written demand by a shareholder for a special meeting shall set forth the specific purpose or purposes for which the special meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the corporation pursuant to paragraph (a) of this Section 2.2), shall be signed by one or more persons who as of the Demand Record Date are shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative), and shall set forth the name and address, as they appear in the corporation’s books, of each shareholder signing such demand and the class and number of shares of the corporation which are owned of record and beneficially by each such shareholder, shall be sent to the secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the secretary within seventy (70) days after the Demand Record Date.
          (c) The chief executive officer shall not be required to call a special meeting upon shareholder demand unless, in addition to the documents required by paragraph (b) of this Section 2.2, the secretary receives a written agreement signed by each Soliciting Shareholder (as defined below), pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the corporation’s costs of holding the special meeting, including the costs of preparing and mailing proxy materials for the corporation’s own solicitation, provided that if each of the resolutions introduced by any Soliciting Shareholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Shareholder for election as a director at such meeting is elected, then the Soliciting Shareholders shall not be required to pay such costs. For purposes of this paragraph (c), the following terms shall have the meanings set forth below:
               (i) “Affiliate” of any Person (as defined herein) shall mean any Person controlling, controlled by or under common control with such first Person.

               (ii) “Participant” shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
               (iii) “Person” shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.
               (iv) “Proxy” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.
               (v) “Solicitation” shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Exchange Act.
               (vi) “Soliciting Shareholder” shall mean, with respect to any special meeting demanded by a shareholder or shareholders, any of the following Persons:
               (A) if the number of shareholders signing the demand or demands of meeting delivered to the corporation pursuant to paragraph (b) of this Section 2.2 is ten or fewer, each shareholder signing any such demand;
               (B) if the number of shareholders signing the demand or demands of meeting delivered to the corporation pursuant to paragraph (b) of this Section 2.2 is more than ten, each Person who either (I) was a Participant in any Solicitation of such demand or demands or (II) at the time of the delivery to the corporation of the documents described in paragraph (b) of this Section 2.2 had engaged or intends to engage in any Solicitation of Proxies for use at such special meeting (other than a Solicitation of Proxies on behalf of the corporation); or
               (C) any Affiliate of a Soliciting Shareholder, if a majority of the directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in paragraph (b) of this Section 3.2 and/or the written agreement described in this paragraph (c) in order to prevent the purposes of this Section 2.2 from being evaded.
          (d) Except as provided in the following sentence, any special meeting shall be held at such hour and day as may be designated by whichever of the board of directors or the chief executive officer shall have called such meeting. In the case of any special meeting called by the chief executive officer upon the demand of shareholders (a “Demand Special Meeting”), such meeting shall be held at such hour and day as may be designated by the board of directors; provided, however, that the date of any Demand Special Meeting shall be not more than seventy days after the Meeting Record Date (as defined in Section 2.6 hereof); and provided further that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within ten (10) days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least the Minimum Shareholder Percentage of all the votes entitled to be cast on each issue proposed to be considered at the special meeting are delivered to the corporation (the “Delivery Date”), then such meeting shall be held at 2:00 p.m. local time on the one hundredth (100th) day after the Delivery Date or, if such one hundredth (100th) day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any special meeting, the board of directors or the chief executive officer may consider such factors as he, she or it deems relevant within the good faith exercise of its or his business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the board of directors to call an annual meeting or a special meeting for the conduct of related business.
          (e) The corporation may engage independent inspectors of elections to act as an agent of the corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a special meeting received by the secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the corporation until the earlier of (i) five (5) Business Days following receipt by the secretary of such purported demand and (ii) such date as the independent inspectors certify to the corporation that the valid demands received by the secretary represent at least the Minimum Shareholder Percentage of all the votes entitled to be cast on each issue proposed to be considered at the special meeting. Nothing contained in this paragraph (e) shall in any way be construed to suggest or imply that the board of directors or any shareholder shall not be entitled to contest the validity of any demand, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).
          (f) For purposes of these bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.
     2.3 Place of Meeting. The board of directors may designate any place, either within or outside the state of Wisconsin, as the place of meeting for any annual or special shareholders’ meeting or any adjourned meeting. If no designation is made by the board of directors, the place of meeting shall be the corporation’s principal office.
     2.4 Notice of Meetings. The corporation shall notify each shareholder who is entitled to vote at any annual or special shareholders’ meeting, and any other shareholder entitled to notice under the Wisconsin Business Corporation Law, of the date, time and place of each annual or special shareholders’ meeting. In the case of special meetings, the notice shall also state the meeting’s purpose. Unless otherwise required by the Wisconsin Business Corporation Law, the meeting notice shall be given not less than ten (10) days nor more than sixty (60) days before the meeting date. Except as otherwise required by law, notice may be communicated in person, by telephone, telegraph, teletype, facsimile, other form of wire or wireless communication, or by mail or private carrier, or in any other manner provided by the Wisconsin Business Corporation Law. Written notice, if mailed, is effective when mailed; and such notice may be addressed to the shareholder’s address shown in the corporation’s current record of shareholders. Written notice provided in any other manner is effective when received.
     2.5 Waiver of Notice. A shareholder may waive notice of any shareholders’ meeting at any time. The waiver must be in writing, contain the same information that would have been required in the notice (except that the time and place of the meeting need not be stated), be signed by the shareholder, and be delivered to the corporation for inclusion in the corporate records. A shareholder’s attendance at a meeting, in person or by proxy, waives objection to lack of notice or defective notice, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.
     2.6 Fixing of Record Date. The board of directors may fix in advance a date not less than ten (10) days and not more than seventy (70) days prior to the date of an annual meeting or special meeting as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting (the “Meeting Record Date”). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the thirtieth (30th) day after the Delivery Date and (ii) if the board of directors fails to fix the Meeting Record Date within thirty (30) days after the Delivery Date, then the close of business on such thirtieth (30th) day shall be the Meeting Record Date. The shareholders of record on the Meeting Record Date shall be the shareholders entitled to notice of and to vote at the meeting. Except as provided by the Wisconsin Business Corporation Law for a court-ordered adjournment, a determination of shareholders entitled to notice of and to vote at an annual meeting or special meeting is effective for any adjournment of such meeting unless the board of directors fixes a new Meeting Record Date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. The board of directors may also fix in advance a date as the record date for the purpose of determining shareholders entitled to take any other action or determining shareholders for any other purpose. Such record date shall be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. The record date for determining shareholders entitled to a distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation’s shares) or a share dividend is the date on which the board of directors authorizes the distribution or share dividend, as the case may be, unless the board of directors fixes a different record date.
     2.7 Voting List. After fixing a record date for a meeting, the corporation shall prepare a list of the names of all of its shareholders who are entitled to notice of a shareholders’ meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. The corporation shall make the shareholders list available for inspection by any shareholder, beginning two (2) business days after notice is given of the meeting for which the list was prepared and continuing to the meeting date, at the corporation’s principal office or at the place identified in the meeting notice in the city where the meeting will be held. A shareholder or his or her agent or attorney may, on written demand, inspect, and subject to any restrictions set forth in the Wisconsin Business Corporation Law, copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection. The corporation shall make the shareholders list available at the meeting, and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment.
     2.8 Quorum and Voting Requirements. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided by the articles of incorporation of the corporation, these bylaws, or any provision of the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter. If a quorum exists, action on a matter

(other than the election of directors under Section 3.2 of these bylaws) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the articles of incorporation of the corporation, these bylaws, or any provision of the Wisconsin Business Corporation Law requires a greater number of affirmative votes. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting. At the adjourned meeting at which a quorum is represented, any business may be transacted that might have been transacted at the meeting as originally noticed.
     2.9 Conduct of Meetings. The chairperson of the board of directors, if any, and in his or her absence, the chief executive officer, and in the absence of both of them, the president or a vice-president in the order provided under Section 4.11 of these bylaws, and in their absence, any person chosen by the shareholders present shall call any annual meeting or special meeting to order and shall act as chairperson of such meeting, and the secretary of the corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the secretary, the presiding officer may appoint any other person to act as secretary of the meeting. The chairperson shall determine the order of business and the time of adjournment and may establish rules for the conduct of the meeting which the chairperson believes are fair to the interests of all shareholders.
     2.10 Proxies. At all shareholders’ meetings, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact. A proxy appointment shall become effective when received by the secretary or other officer or agent of the corporation authorized to tabulate votes. Unless otherwise provided in the appointment form, a proxy appointment may be revoked at any time before it is voted, either by written notice filed with the secretary or other officer or agent of the corporation authorized to tabulate votes, or by oral notice given by the shareholder during the meeting. The presence of a shareholder who has filed his or her proxy appointment shall not of itself constitute a revocation. A proxy appointment shall be valid for eleven (11) months from the date of its execution, unless a different period is expressly provided in the appointment form.
     2.11 Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a shareholders’ meeting, except as otherwise required by the articles of incorporation of the corporation or by the Wisconsin Business Corporation Law.
     2.12 Voting of Shares by Certain Holders.
          (a) Other Corporations. Shares outstanding in another corporation’s name may be voted either in person or by proxy, by such other corporation’s president or any other officer appointed by the president. A proxy appointment executed by any principal officer of the other corporation or such an officer’s assistant shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to this corporation, given in writing to this corporation’s secretary, or other officer or agent of this corporation authorized to tabulate votes, of the designation of some other person by the other corporation’s board of directors or bylaws.

          (b) Legal Representatives and Fiduciaries. Shares held by a personal representative, administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors, in a fiduciary capacity, may be voted by the fiduciary, either in person or by proxy, without transferring the shares into his or her name, provided that there is filed with the secretary, before or at the time of the meeting, proper evidence of the fiduciary’s incumbency and the number of shares held. Shares outstanding in a fiduciary’s name may be voted by him or her, either in person or by proxy. A proxy appointment executed by a fiduciary shall be conclusive evidence of the fiduciary’s authority to give the proxy appointment, in the absence of express notice to the corporation, given in writing to the secretary or other officer or agent of the corporation authorized to tabulate votes, that this manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.
          (c) Pledgees. A shareholder whose shares are pledged shall be entitled to vote the shares until they have been transferred into the pledgee’s name, and thereafter the pledgee shall be entitled to vote the shares so transferred.
          (d) Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.
          (e) Minors. Shares held by a minor may be voted by the minor in person or by proxy appointment, and no such vote shall be subject to disaffirmance or avoidance unless before the vote the secretary or other officer or agent of the corporation authorized to tabulate votes has received written notice or has actual knowledge that the shareholder is a minor.
          (f) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by the incompetent or spendthrift in person or by proxy appointment, and no such vote shall be subject to disaffirmance or avoidance unless before the vote the secretary or other officer or agent of the corporation authorized to tabulate votes has actual knowledge that the shareholder has been adjudicated an incompetent or spendthrift or actual knowledge that judicial proceedings for appointment of a guardian have been filed.
          (g) Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by one or more of the joint tenants if either (1) no other joint tenant or his or her legal representative is present and claims the right to participate in the voting of the shares or before the vote files with the secretary or other officer or agent of the corporation authorized to tabulate votes a contrary written voting authorization or direction or written denial of authority of the joint tenant present or signing the proxy appointment proposed to be voted, or (2) all other joint tenants are deceased and the secretary or other officer or agent of the corporation authorized to tabulate votes has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

     2.13 Action Without a Meeting. Any action required or permitted by the articles of incorporation of the corporation, these bylaws, or any provision of the Wisconsin Business Corporation Law to be taken at a shareholders’ meeting may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all shareholders entitled to vote on the subject matter of the action. Action may not, however, be taken under this section with respect to an election of directors for which shareholders may vote cumulatively. Action taken pursuant to written consent shall be effective when a consent or consents, signed by all of the shareholders, is or are delivered to the corporation for inclusion in the corporate records, unless some other effective date is specified in the consent. If the action to be taken requires that notice be given to nonvoting shareholders, the corporation shall give the nonvoting shareholders written notice of the proposed action at least ten (10) days before the action is taken, which notice shall comply with the provisions of the Wisconsin Business Corporation Law and shall contain or be accompanied by the same material that would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders.
     2.14 Notice of Shareholder Business and Nomination of Directors.
          (a) Annual Meetings.
               (i) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting (A) pursuant to the corporation’s notice of meeting, (B) by or at the direction of the board of directors or (C) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in these bylaws and who is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 2.14. For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.14, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than the close of business ninety (90) calendar days before nor more than one hundred twenty (120) calendar days before the one (1) year anniversary of the date on which the corporation first mailed its proxy statement to shareholders in connection with the previous year’s annual meeting of shareholders. For the first annual meeting following the initial public offering of the corporation’s common stock, or in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the first anniversary of the prior year’s meeting, notice by the shareholder to be timely must be so received (i) not earlier than one hundred twenty (120) calendar days prior to the scheduled date of such annual meeting, and (ii) not later than the close of business on the later of the ninetieth (90th) calendar day prior to the scheduled date of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made or sent by the corporation.
               (ii) A shareholder’s notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business, (C) the class and number of shares of the corporation that are beneficially owned by the shareholder, (D) any material interest of the shareholder in such business, and (E) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his capacity as a proponent to a shareholder proposal. Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for shareholder’s meeting, shareholders must provide notice as required by the regulations promulgated under the 1934 Act.
               (iii) Only persons who are nominated in accordance with the procedures set forth in this paragraph (iii) shall be eligible for election as directors. Nominations of persons for election to the board of directors may be made at a meeting of shareholders by or at the direction of the board of directors or by any shareholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (iii). Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation in accordance with the provisions of paragraphs (i) and (ii) of this Section 2.14. Such shareholder’s notice shall set forth (A) as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a director: (aa) the name, age, business address and residence address of such person, (bb) the principal occupation or employment of such person, (cc) the class and number of shares of the corporation that are beneficially owned by such person, (dd) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (ee) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (B) as to such shareholder giving notice, the information required to be provided pursuant to paragraph (ii) of this Section 2.14. At the request of the board of directors, any person nominated by a shareholder for election as a director shall furnish to the secretary of the corporation that information required to be set forth in the shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (iii).
          (b) Special Meetings. Only such business shall be conducted at a special meeting as shall have been described in the notice of meeting sent to shareholders pursuant to Section 2.4 of these bylaws. Nominations of persons for election to the board of directors may be made at a special meeting at which directors are to be elected pursuant to such notice of meeting (i) by or at the direction of the board of directors or (ii) by any shareholder of the corporation who (A) is a shareholder of record at the time of giving of such notice of meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 2.14. Any shareholder desiring to nominate persons for election to the board of directors at such a special meeting shall cause a written notice to be received by the secretary of the corporation at the principal offices of the corporation not earlier than ninety days prior to such special meeting and not later than the close of business on the later of (x) the sixtieth (60th) day prior to such special meeting and (y) the tenth (10th) day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the board of directors to be elected at such meeting. Such written notice shall be signed by the shareholder of record who intends to make the nomination (or his duly authorized proxy or other representative), shall bear the date of signature of such shareholder (or proxy or other representative) and shall set forth: (A) the name and address, as they appear on the corporation’s books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination is made; (B) the class and number of shares of the corporation which are beneficially owned by such shareholder or beneficial owner or owners; (C) a representation that such shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination specified in the notice; (D) the name and residence address of the person or persons to be nominated; (E) a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder; (F) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the board of directors; and (G) the written consent of each nominee to be named in a proxy statement and to serve as a director of the corporation if so elected.
          (c) General.
               (i) Only persons who are nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible to serve as directors. Only such business shall be conducted at an annual meeting or special meeting as shall have been brought before such meeting in accordance with the procedures set forth in this Section 2.14. The chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.14 and, if any proposed nomination or business is not in compliance with this Section 2.14, to declare that such defective proposal shall be disregarded.
               (ii) For purposes of this Section 2.14, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
               (iii) Notwithstanding the foregoing provisions of this Section 2.14, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.14. Nothing in this Section 2.14 shall be deemed to limit the corporation’s obligation to include shareholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act.

Article 3
Board of Directors
     3.1 General Powers. The corporation’s powers shall be exercised by or under the authority of, and its business and affairs shall be managed under the direction of, its board of directors, subject to any limitation set forth in the articles of incorporation of the corporation.
     3.2 Election. Directors shall be elected by the shareholders at each annual shareholders’ meeting. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.
     3.3 Number, Tenure, and Qualifications. The number of directors of the corporation shall be not more than eleven (11) and not less than seven (7), as determined from time to time by resolution of the corporation’s board of directors who shall be divided into three classes in respect of term of office, each class to contain as near as may be one third of the whole number of the board of directors. Of the first board of directors elected under this Section 3.3, the members of one class shall serve until the annual meeting of shareholders held in the year following their election, the members of the second class shall serve until the annual meeting of shareholders held two years following their election, and the members of the third class shall serve until the annual meeting of shareholders held three years following their election. At each annual meeting of shareholders following election of the first board of directors, one class of directors shall be elected to serve until the annual meeting of shareholders held three years next following. Each director shall hold office until his or her successor shall have been elected by the shareholders or until his or her prior death, resignation, or removal. Any director may be removed from office but only for cause and by the shareholders entitled to vote generally in the election of directors. A director may resign at any time by delivering his or her written resignation that complies with the provisions of the Wisconsin Business Corporation Law to the board of directors, the chairperson of the board of directors, if any, or the corporation. Directors need not be residents of the State of Wisconsin or shareholders of the corporation.
     3.4 Regular Meetings. A regular meeting of the board of directors shall be held without other notice immediately after the annual shareholders’ meeting. The place of the regular board of directors’ meeting shall be the same as the place of the annual shareholders’ meeting, or such other suitable place as may be announced at the annual shareholders’ meeting. The board of directors may provide, by resolution, the time and place, either within or outside the State of Wisconsin, for the holding of additional regular meetings.
     3.5 Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairperson of the board of directors, if any, or by the chief executive officer, secretary, or any two directors. The person or persons authorized to call special board of directors’ meetings may fix any place, either within or outside the State of Wisconsin, as the place for holding any special board of directors meeting called by them, and if no other place is fixed, the meeting place shall be the corporation’s principal office in the State of Wisconsin, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the directors in attendance at the meeting.

     3.6 Meetings by Electronic Means of Communication. To the extent provided in these bylaws, the board of directors, or any committee of the board of directors, may, in addition to conducting meetings in which each director participates in person, and notwithstanding any place set forth in the notice of the meeting or these bylaws, conduct any regular or special meeting by the use of any electronic means of communication, provided (1) all participating directors may simultaneously hear each other during the meeting, or (2) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors. Before the commencement of any business at a meeting at which any directors do not participate in person, all participating directors shall be informed that a meeting is taking place at which official business may be transacted.
     3.7 Notice of Meetings; Waiver of Notice. Notice of each board of directors’ meeting, except meetings pursuant to Section 3.4 of these bylaws, shall be delivered to each director at his or her business address or at such other address as the director shall have designated in writing and filed with the secretary. Notice may be written or oral and except as otherwise required by law, communicated in person, by telephone, telegraph, teletype, facsimile, other form of wire or wireless communication, mail or private carrier, or in any other manner provided by the Wisconsin Business Corporation Law. Notice shall be given not less than forty-eight (48) hours before the meeting being noticed, or seventy-two (72) hours before the meeting being noticed if the notice is given by mail or private carrier. Written notice shall be deemed given at the earlier of the time it is received or at the time it is deposited with postage prepaid in the United States mail or delivered to the private carrier. Oral notice is effective when communicated. A director may waive notice required under this section or by law at any time, whether before or after the time of the meeting. The waiver must be in writing, signed by the director, and retained in the corporate record book. The director’s attendance at or participation in a meeting shall constitute a waiver of notice of the meeting, unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at nor the purpose of any regular or special board of directors’ meeting need be specified in the notice or waiver of notice of the meeting.
     3.8 Quorum Requirement. Except as otherwise provided by the Wisconsin Business Corporation Law, the articles of incorporation of the corporation, or these bylaws, a majority of the number of directors as required in Section 3.3 of these bylaws shall constitute a quorum for the transaction of business at any board of directors’ meeting. A majority of the number of directors appointed to serve on a committee as authorized in Section 3.14 of these bylaws shall constitute a quorum for the transaction of business at any committee meeting. These provisions shall not, however, apply to the determination of a quorum for actions taken pursuant to Article 7 of these bylaws or actions taken under emergency bylaws or any other provisions of these bylaws that fix different quorum requirements.
     3.9 Voting Requirement. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors or a committee of the board of directors. This provision shall not, however, apply to any action taken by the board of directors pursuant to Section 3.14, Article 7, or Article 11 of these bylaws, or in the event the affirmative vote of a greater number of directors is required by the Wisconsin

Business Corporation Law, the articles of incorporation of the corporation, or any other provision of these bylaws.
     3.10 Conduct of Meetings. The chairperson of the board of directors, if any, and in his or her absence, the chief executive officer, and in the absence of both of them, the president, chief operating officer, or any vice-president, in that order, and in their absence, any director chosen by the directors present, shall call board of directors’ meetings to order and shall act as chairperson of the meeting. The corporation’s secretary shall act as secretary of all board of directors’ meetings, but in the secretary’s absence, the presiding officer may appoint any assistant secretary, director, or other person present to act as secretary of the meeting. The chairperson of the meeting shall determine if minutes of the meeting are to be prepared, and if minutes are to be prepared, shall assign a person to do so.
     3.11 Vacancies. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the board of directors.
     3.12 Compensation and Expenses. The board of directors, irrespective of any personal interest of any of its members, may (1) establish reasonable compensation of all directors for services to the corporation as directors or may delegate this authority to an appropriate committee, (2) provide for, or delegate authority to an appropriate committee to provide for, reasonable pensions, disability or death benefits, and other benefits or payments to directors and to their estates, families, dependents, or beneficiaries for prior services rendered to the corporation by the directors, and (3) provide for reimbursement of reasonable expenses incurred in the performance of the directors’ duties, including the expense of traveling to and from board of directors meetings.
     3.13 Directors’ Assent. A director of the corporation who is present and is announced as present at a meeting of the board of directors or of a committee of the board of directors of which he or she is a member, at which meeting action on any corporate matter is taken, shall be deemed to have assented to the action taken unless (1) the director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting; (2) the director dissents or abstains from an action taken and minutes of the meeting are prepared that show the director’s dissent to or abstention from the action taken; (3) the director delivers written notice that complies with the provisions of the Wisconsin Business Corporation Law of his or her dissent or abstention to the presiding officer of the meeting before the meeting’s adjournment or to the corporation immediately after the adjournment; or (4) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director’s dissent or abstention, and the director delivers to the corporation a written notice of that failure that complies with the provisions of the Wisconsin Business Corporation Law promptly after receiving the minutes. The right of dissent or abstention is not available to a director who votes in favor of the action taken.
     3.14 Committees. The board of directors may create and appoint members to one or more committees, by a resolution approved by the greater of the following: (1) a majority of the directors in office when the action is taken, or (2) the number of directors required to take action under Section 3.9 of these bylaws. Each committee shall consist of two or more directors and shall, unless otherwise provided by the board of directors, serve at the pleasure of the board of directors. To the extent provided in the resolution as initially adopted and as thereafter supplemented or amended by further resolution adopted by a like vote, each committee shall have and may exercise, when the board of directors is not in session, the powers of the board of directors in the management of the corporation’s business and affairs, except that a committee may not (1) authorize distributions; (2) approve or propose to shareholders action requiring shareholder approval; (3) appoint the principal officers; (4) amend articles of incorporation, or amend, adopt, or repeal bylaws; (5) approve a plan of merger not requiring shareholder approval; (6) authorize or approve reacquisition of shares except by a formula or method approved or prescribed by the board of directors; (7) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee or a senior executive officer of the corporation to do so within limits prescribed by the board of directors; or (8) fill vacancies on the board of directors or on committees created pursuant to this section, unless the board of directors, by resolution, provides that committee vacancies may be filled by a majority of the remaining committee members. The board of directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of the committee, upon the request of the chief executive officer or of the chairperson of the meeting. Each committee shall fix its own rules governing the conduct of its activities and shall make such report of its activities to the board of directors as the board of directors may request.
     3.15 Action Without a Meeting. Any action required or permitted by the articles of incorporation of the corporation, these bylaws, or any provision of the Wisconsin Business Corporation Law to be taken by the board of directors at a board of directors meeting may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the directors entitled to vote on the subject matter of the action and retained in the corporate records. Action taken pursuant to written consent shall be effective when the last director signs the consent or upon such other effective date as is specified in the consent, unless the consent specifies a different effective date.
Article 4
Officers
     4.1 Number and Titles. The corporation’s principal officers shall be a chief executive officer, president, chief operating officer, chief financial officer, one or more vice-presidents periodically determined by the board of directors, a secretary, and a treasurer, each of whom shall be appointed by the board of directors. There may, in addition, be a chairperson or co-chairperson of the board of directors, whenever the board of directors shall see fit to cause such office or offices to be filled. If there is more than one vice-president, the board of directors may establish designations for the vice-presidencies to identify their functions or their order. The same natural person may simultaneously hold more than one office.
     4.2 Appointment, Tenure, and Compensation. The officers shall be appointed by the board of directors, or to the extent authorized in these bylaws, by another duly appointed officer. Each officer shall hold office until his or her successor shall have been duly appointed or until the officer’s prior death, resignation, or removal. The board of directors or a duly authorized committee of the board of directors shall fix the compensation of each officer, if any.
     4.3 Additional Officers, Agents, Etc. In addition to the officers referred to in Section 4.1 of these bylaws, the corporation may have such other officers, assistants to officers, acting officers, and agents as the board of directors may deem necessary and may appoint. Each such person shall act under his or her appointment for such period, have such authority, and perform such duties as may be provided in these bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer the power to appoint any subordinate officers, assistants to officers, acting officers, or agents. In the absence of any officer, or for any other reason the board of directors may deem sufficient, the board of directors may delegate, for such time as the board of directors may determine, any or all of an officer’s powers and duties to any other officer or to any director.
     4.4 Removal. The board of directors may remove any officer and, unless restricted by these bylaws or by the board of directors, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause, and notwithstanding the contract rights, if any, of the officer removed.
     4.5 Resignations. Any officer may resign at any time by giving written notice to the corporation, the board of directors or the chief executive officer. Any such resignation shall take effect when the notice of resignation is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.
     4.6 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or other reason shall be filled in the manner prescribed for regular appointments to the office.
     4.7 Powers, Authority and Duties. Officers of the corporation shall have the powers and authority conferred and the duties prescribed by the board of directors or the officer who appointed them in addition to and to the extent not inconsistent with those specified in other sections of this Article 4.
     4.8 The Chairperson of the Board of Directors. The chairperson of the board of directors, if any, shall preside at all shareholders’ and directors’ meetings at which he or she is present. The chairperson of the board of directors, if any, shall have and perform such other duties and exercises of powers as from time to time may be assigned by the board of directors or these bylaws.
     4.9 The Chief Executive Officer. The chief executive officer shall have and exercise general supervision over the conduct of the corporation’s affairs and over its other officers, subject, however, to the control of the board of directors. The chief executive officer shall from time to time report to the board of directors all matters within his or her knowledge that the corporation’s interests may require to be brought to the attention of the board of directors. The chief executive officer, subject to the board of directors’ control, shall:

          (a) Superintend and manage the corporation’s business;
          (b) Coordinate and supervise the work of its other officers;
          (c) Employ, direct, fix the compensation of, discipline, and discharge its employees;
          (d) Employ agents, professional advisors, and consultants;
          (e) Perform all functions of a general manager of the corporation’s business;
          (f) Have authority to sign, execute, and deliver in the corporation’s name all instruments either when specifically authorized by the board of directors or when required or deemed necessary or advisable by the chief executive officer in the ordinary conduct of the corporation’s normal business, except in cases where the signing and execution of the instruments shall be expressly delegated by these bylaws or by the board of directors to some other officer(s) or agent(s) of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent; and
          (g) In general, perform all duties incident to the office of the chief executive officer and such other duties as from time to time may be assigned to him or her by the board of directors.
     4.10 The President. If and while there is no incumbent in the office of the chief executive officer, and during the chief executive officer’s absence or disability, the president shall have the duties and authority specified in Section 4.9 of these bylaws. While there is an incumbent in the office of the chief executive officer, the president shall perform such duties and have such authority as from time to time may be delegated or assigned to him or her by the chief executive officer or by the board of directors. The execution of any instrument of the corporation by the president shall be conclusive evidence, as to third parties, of his or her authority to act.
     4.11 The Chief Financial Officer. Subject to the authority of the chief executive officer, the chief financial officer shall be responsible for all long-range financial planning, and shall establish the corporation’s fiscal and administrative objectives, policies, programs and practices to ensure a sound financial structure for the corporation. Subject to the authority of the chief executive officer, the chief financial officer shall be responsible for developing financial strategy, overseeing day-to-day accounting and financial functions of the corporation and ensuring that the corporation meets its short and long-term financial goals. In addition, the chief financial officer shall perform such duties and have such authority as from time to time may be delegated or assigned to him or her by the chief executive officer or by the board of directors. The execution of any instrument of the corporation by the chief financial officer shall be conclusive evidence, as to third parties, of his or her authority to act.
     4.12 The Chief Operating Officer. Subject to the authority of the chief executive officer, the chief operating officer shall provide leadership and oversight for the corporation’s product development, research, customer service, manufacturing and human resource functions and shall ensure that corporation’s short and long-term objectives are met and that the corporation acquires, develops and utilizes the talent and processes necessary for its proper functioning and growth. In addition, the chief operating officer shall perform such duties and have such authority as from time to time may be delegated or assigned to him or her by the chief executive officer or by the board of directors. The execution of any instrument of the corporation by the chief operating officer shall be conclusive evidence, as to third parties, of his or her authority to act.
     4.13 The Vice-Presidents. In the president’s absence, or in the event of his or her death or inability or refusal to act, or if for any reason it shall be impractical for the president to act personally, the vice-president (or if there is more than one vice-president, the vice-presidents in the order designated by the board of directors, or in the absence of any designation, in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Each vice-president shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the chief executive officer or by the board of directors. The execution of any instrument of the corporation by any vice-president shall be conclusive evidence, as to third parties, of his or her authority to act.
     4.14 The Secretary. The secretary shall:
          (a) Keep any minutes of the annual and special meetings of shareholders and of the board of directors and its committees in one or more books provided for that purpose (including records of actions taken without a meeting);
          (b) See that all notices are duly given in accordance with these bylaws or as required by law;
          (c) Be custodian of the corporation’s corporate records and see that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed;
          (d) Have charge, directly or through such transfer agent or agents and registrar or registrars as the board of directors may appoint, of the issue, transfer, and registration of certificates for shares in the corporation and of the records thereof, such records to be kept in such manner as to show at any time the number of shares in the corporation issued and outstanding, the manner in which and time when such shares were paid for, the names and addresses of the shareholders of record, the numbers and classes of shares held by each, and the time when each became a shareholder;
          (e) Exhibit at reasonable times upon the request of any director the records of the issue, transfer, and registration of the corporation’s share certificates, at the place where those records are kept, and have these records available at each shareholders’ meeting; and
          (f) In general, perform all duties incident to the office of the secretary and such other duties as from time to time may be assigned to him or her by the board of directors or the chief executive officer.

     4.15 The Assistant Secretaries. The assistant secretaries shall perform such duties as from time to time may be assigned to them individually or collectively by the board of directors, the chief executive officer, or the secretary. In the event of the secretary’s absence or disability, one or more of the assistant secretaries may perform such duties of the secretary as the secretary, the chief executive officer, or the board of directors may designate.
     4.16 The Treasurer. The treasurer shall:
          (a) Have charge and custody of, and be responsible for, all of the corporation’s funds and securities; receive and give receipts for monies due and payable to the corporation from any source whatsoever; deposit all such monies in the corporation’s name in such banks, financial institutions, trust companies, or other depositories as shall be selected in accordance with the provisions of Section 5.4 of these bylaws; cause such funds to be disbursed by checks or drafts on the corporation’s authorized depositories, signed as the board of directors may require; and be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all monies disbursed;
          (b) Have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all of the corporation’s financial transactions from the officers, employees, or agents transacting the same;
          (c) Keep or cause to be kept, at the corporation’s principal office or such other office or offices as the board of directors shall from time to time designate, correct records of the corporation’s funds, business, and transactions, and exhibit those records to any director of the corporation upon request at that office;
          (d) Deliver to the board of directors or the chief executive officer whenever requested an account of the corporation’s financial condition and of all his or her transactions as treasurer, and as soon as possible after the close of each fiscal year, make or cause to be made and submit to the board of directors a like report for that fiscal year;
          (e) At each annual shareholders’ meeting or the meeting held in lieu thereof, furnish copies of the corporation’s most current financial statement to the shareholders and answer questions that may be raised regarding the statement; and
          (f) In general, perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the board of directors or the chief executive officer.
If required by the board of directors, the treasurer shall furnish a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine.
     4.17 The Assistant Treasurers. The assistant treasurers shall perform such duties as from time to time may be assigned to them, individually or collectively, by the board of directors, the chief executive officer, or the treasurer. In the event of the treasurer’s absence or disability, one or more of the assistant treasurers may perform such duties of the treasurer as the treasurer, the chief executive officer, or the board of directors may designate.

Article 5
Contracts, Loans, Checks and Deposits
     5.1 Contracts. The board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute or deliver any instrument in the corporation’s name and on its behalf. The authorization may be general or confined to specific instruments. When an instrument is so executed, no other party to the instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers, or agent or agents.
     5.2 Loans. No indebtedness for borrowed money shall be contracted on the corporation’s behalf and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the board of directors. The authorization may be general or confined to specific instances.
     5.3 Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, or notes or other evidences of indebtedness issued in the corporation’s name, shall be signed by such officer or officers, or agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the board of directors.
     5.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the corporation’s credit in such banks, trust companies, or other depositories as may be selected by or under the authority of a resolution of the board of directors.
Article 6
Voting of Securities Owned by the Corporation
     6.1 Authority to Vote. Any shares or other securities issued by any other corporation and owned or controlled by the corporation may be voted at any meeting of the issuing corporation’s security holders by the president of this corporation if he or she be present, or in his or her absence by any vice-president of the corporation who may be present.
     6.2 Proxy Authorization. Whenever, in the judgment of the chief executive officer, or in his or her absence, of the president or any vice-president, it is desirable for the corporation to execute a proxy appointment or written consent with respect to any shares or other securities issued by any other corporation and owned by the corporation, the proxy appointment or consent shall be executed in the corporation’s name by the chief executive officer, the president or one of the vice-presidents of the corporation, without necessity of any authorization by the board of directors, countersignature, or attestation by another officer. Any person or persons designated in this manner as the corporation’s proxy or proxies shall have full right, power, and authority to vote the shares or other securities issued by the other corporation and owned by the corporation in the same manner as the shares or other securities might be voted by the corporation.

Article 7
Certificates for Shares and Their Transfer
     7.1 Certificates for Shares. Certificates representing shares in the corporation shall, at a minimum, state on their face all of the following: (1) the name of the issuing corporation and that it is organized under the laws of the State of Wisconsin; (2) the name of the person to whom issued; and (3) the number and class of shares and the designation of the series, if any, that the certificate represents. The share certificates shall be signed by the chief executive officer, president, or any vice-president and by the secretary or any assistant secretary or any other officer or officers designated by the board of directors. If the corporation is authorized to issue different classes of shares or different series within a class, the certificate may contain a summary of the designations, relative rights, preferences, and limitations applicable to each class, and the variations in rights, preferences, and limitations determined for each series and the authority of the board of directors to determine variations for future series. If the certificate does not include the above summary on the front or back of the certificate, it must contain a conspicuous statement that the corporation will furnish the shareholder with the above-described summary information in writing, upon request and without charge. A record shall be kept of the name of the owner or owners of the shares represented by each certificate, the number of shares represented by each certificate, the date of each certificate, and in case of cancellation, the date of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificates until the existing certificates shall have been so cancelled, except in cases provided for in Section 7.7 of these bylaws.
     7.2 Facsimile Signatures. The share certificates may be signed manually or by facsimile.
     7.3 Signature by Former Officer. If an officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be an officer before the certificate is issued, the corporation may issue the certificate with the same effect as if he or she were an officer at the date of its issue.
     7.4 Consideration for Shares. The corporation’s shares may be issued for such consideration as shall be fixed from time to time by the board of directors. The consideration to be paid for shares may be paid in cash, promissory notes, tangible or intangible property, or services performed or contracts for services to be performed for the corporation. When the corporation receives payment of the consideration for which shares are to be issued, the shares shall be deemed fully paid and nonassessable by the corporation. Before the corporation issues shares, the board of directors shall determine that the consideration received or to be received for the shares is adequate. The board of directors’ determination is conclusive as to the adequacy of consideration for the issuance of shares relative to whether the shares are validly issued, fully paid, and nonassessable. The corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note or may otherwise restrict the transfer of its shares and may credit distributions in respect of its shares against their purchase price, until the services are performed, the benefits are received or the note is paid.

     7.5 Transfer of Shares. Transfers of shares in the corporation shall be made on the corporation’s books only by the registered shareholder, by his or her legal guardian, executor, or administrator, or by his or her attorney authorized by a power of attorney duly executed and filed with the corporation’s secretary or with a transfer agent appointed by the board of directors, and on surrender of the certificate or certificates for the shares. Where a share certificate is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering a loss as a result of the registration of transfer if (1) there were on or with the certificate the necessary endorsements, and (2) the corporation had no duty to inquire into adverse claims or has discharged the duty. The corporation may require reasonable assurance that the endorsements are genuine and effective in compliance with such other regulations as may be prescribed by or under the board of directors’ authority. The person in whose name shares stand on the corporation’s books shall, to the full extent permitted by law, be deemed the owner of the shares for all purposes.
     7.6 Restrictions on Transfer. Restrictions on transfer of the corporation’s shares shall be noted conspicuously on the front or back of the share certificate. A transfer restriction is valid and enforceable against the holder or a transferee of the holder only if the transfer restriction is authorized by law, and the existence of the restriction is noted on the certificate. Unless so noted, a transfer restriction is not enforceable against a person who does not know of the transfer restriction.
     7.7 Lost, Destroyed, or Stolen Certificates. If an owner claims that his or her share certificate has been lost, destroyed, or wrongfully taken, a new certificate shall be issued in place of the original certificate if the owner (1) so requests before the corporation has notice that the shares have been acquired by a bona fide purchaser; (2) files with the corporation a sufficient indemnity bond if required by the board of directors; and (3) satisfies such other reasonable requirements as may be prescribed by or under the authority of the board of directors.
Article 8
Inspection of Records by Shareholders
     8.1 Inspection of Bylaws. Any shareholder is entitled to inspect and copy the corporation’s bylaws during regular business hours at the corporation’s principal office. The shareholder must give written notice in accordance with the provisions of the Wisconsin Business Corporation Law at least five business days before the date of inspection.
     8.2 Inspection of Other Records. Any shareholder who holds at least five percent (5%) of the corporation’s outstanding shares or who has been a shareholder for at least six (6) months shall have the right to inspect and copy during regular business hours at a reasonable location specified by the corporation any or all of the following records: (1) excerpts from any minutes or records the corporation is required to keep as permanent records; (2) the corporation’s accounting records; or (3) the record of shareholders or, at the corporation’s discretion, a list of the corporation’s shareholders compiled no earlier than the date of the shareholder’s demand. The shareholder’s demand for inspection must be made in good faith and for a proper purpose and by delivery of written notice, given in accordance with the provisions of the Wisconsin Business Corporation Law at least five (5) business days before the date of inspection, stating the purpose of the inspection and the records directly related to that purpose desired to be inspected.

Article 9
Distributions and Share Acquisitions
     The board of directors may make distributions to its shareholders or purchase or acquire any of its shares provided (1) after the distribution, purchase, or acquisition the corporation will be able to pay its obligations as they become due in the usual course of its business, and (2) the distribution, purchase, or acquisition will not cause the corporation’s assets to be less than its total liabilities plus the amount necessary to satisfy, upon distribution, the preferential rights of shareholders whose rights are superior to those receiving the distribution.
Article 10
Indemnification
     The corporation shall, to the fullest extent authorized by the Wisconsin Business Corporation Law, indemnify any director or officer of the corporation against reasonable expenses and against liability incurred by a director or officer in a proceeding in which he or she was a party because he or she was a director or officer of the corporation. These indemnification rights shall not be deemed to exclude any other rights to which the director or officer may otherwise be entitled. The corporation shall, to the fullest extent authorized by the Wisconsin Business Corporation Law, indemnify any employee who is not a director or officer of the corporation, to the extent the employee has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation. The corporation may, to the fullest extent authorized by the Wisconsin Business Corporation Law, indemnify, reimburse, or advance expenses of directors or officers.
Article 11
Amendments
     11.1 By Shareholders. The shareholders may amend or repeal these bylaws or adopt new bylaws at any annual or special shareholders’ meeting.
     11.2 By Directors. The board of directors may amend or repeal these bylaws or adopt new bylaws, except where: (1) the articles of incorporation of the corporation or the Wisconsin Business Corporation Law reserve the power exclusively to the shareholders, or (ii) the shareholders, in adopting, amending or repealing a particular bylaw, provide within the bylaws that the board of directors may not amend, repeal or readopt such bylaw.
Article 12
Seal
     The corporation shall not have a corporate seal, and all formal corporate documents shall carry the designation “No Seal” along with the signature of the corporation’s officer or officers.

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